                                  EXHIBIT 2.01

                                   AGREEMENT


1. The Parties to this Agreement are: Particle Interconnect Corporation, a Colorado Corporation, Intercell Corporation, a Colorado Corporation, Nanopierce Technologies, Inc., a Nevada Corporation.

2. Intercell Corporation as the Sole Shareholder of Particle Interconnect Corporation hereby consents to the sale by Particle Interconnect Corporation of all or substantially all of its assets, consisting of the Intellectual Property identified on Exhibit A and such other intellectual properties as it shall own to Nanopierce Technologies, Inc.

3. Particle Interconnect Corporation by and through its Sole Director, Paul H. Metzinger hereby consents to the sale by Particle Interconnect Corporation of all or substantially all of its assets, consisting of the Intellectual Property identified on Exhibit A and such other intellectual properties as it shall own to Nanopierce Technologies, Inc.

4. Nanopierce Technologies, Inc. through its sole officer and director Paul H. Metzinger, hereby agrees to deliver to Intercell Corporation, Seven Million, Two Hundred and Fifty Thousand (7,250,000) post-split common shares and One Hundred (100) Series A, 8%, Voting Convertible Cumulative Participating Preferred Shares, convertible into Seven Million, Two Hundred and Fifty Thousand (7,250,000) post-split shares.

Dated: February 26, 1998

NANOPIERCE TECHNOLOGIES, INC.          INTERCELL CORPORATION



By   /s/ Paul H. Metzinger             By   /s/ Paul H. Metzinger
   ------------------------------          ------------------------------------
   Paul H. Metzinger, President            Paul H. Metzinger, President & Chief
        & Chief Executive Officer              Executive Officer

                                       PARTICLE INTERCONNECT CORPORATION



                                       By   /s/ Paul H. Metzinger
                                           ------------------------------------
                                           Paul H. Metzinger, President & Chief
                                               Executive Officer

                       PARTICLE INTERCONNECT CORPORATION

                            PATENTS AND APPLICATIONS


Updated: November 6, 1997

========================================================================================================
   Patent                                                                      Serial           File
   Number       Issue Date                 Title (Subject)                     Number           Date
------------   ------------   ------------------------------------------    -------------   ------------

4,804,132           2/14/89   Method of Cold Bonding                               90,608        8/28/87

                              (A method of cold bonding aluminum metal surfaces using aluminum-coated diamond particles)

5,083,697           1/28/92   Particle-Enhanced Joining of Metal                  479,696        2/14/90
                              Surfaces

                              (A method of forming metal surfaces using coatings containing hard particles between the surfaces and compressive force.)

       --              --                                                      07/720,182        2/11/91

5,334,809            8/2/94   Particle Enhanced Joining of Metal                08/16,190        2/11/93
                              Surfaces

                              (An electrical junction formed by method of 5,083,697.)

5,430,614            7/4/95   Electrical Interconnect Using Particle           08/148,907        11/8/93
                              Enhanced Joining of Metal Surfaces

                              (An integrated circuit carrier with a
                              terminal array formed by method of
                              5,471,151.)

5,471,151          11/28/95   Electrical Interconnect Using Particle           07/951,860        9/28/92
                              Enhanced Joining of Metal Surfaces

                              (A method of electrically coupling
                              terminals using particles and compressive force.)

========================================================================================================
   Patent                                                                      Serial           File
   Number       Issue Date                 Title (Subject)                     Number           Date
------------   ------------   ------------------------------------------    -------------   ------------


5,506,514            4/9/96   Electrical Interconnect Using Particle           08/422,546        4/12/95
                              Enhanced Joining of Metal Surfaces

                              (Apparatus for testing an integrative
                              circuit with a probe array formed by
                              method of 5,471,151.)

5,565,280          10/15/96   Electrical Interconnect Using Particle           08/422,447        4/12/95
                              Enhanced Joining of Metal Surfaces

                              (Spaced structure with particle enhanced sheet between two planar sheets.)

       --                --   Patternable Particle Filled Adhesive             08/320,436        10/7/94
                              Matrix for Localized Communication
                              Between Joined Surfaces

                              (A mixture of adhesive and particles for joining substrates.)

5,670,251           9/23/97   Patternable Particle Filled Adhesive              8/320,443        10/7/94
                              Matrix for Forming Patterned Structures
                              Between Joined Surfaces

                              (A joint formed by joining substrates
                              with an adhesive and particle mixture.)

5,642,055           6/24/97   Electrical Interconnect Using Particle           08/422,445        4/12/95
                              Enhanced Joining  of Metal Surfaces

                              (Testing apparatus including a terminal
                              array produced by the method of
                              5,471,151.)

                                                                               08/422,446        4/12/95

       --                --   Electrical Interconnect Using Particle           08/749,376        11/6/96
                              Enhanced Joining of Metal Surfaces

                              (A crimp for coupling a power
                              transmission medium to a contact point
                              formed by the method of 5,471,151.)

========================================================================================================
   Patent                                                                      Serial           File
   Number       Issue Date                 Title (Subject)                     Number           Date
------------   ------------   ------------------------------------------    -------------   ------------


5,634,265            6/3/97   Electrical Interconnect Using Particle           08/422,448        4/12/95
                              Enhanced Joining of Metal Surfaces

                              (A method of forming a contact surface
                              for connecting electronic elements from a metal containing interconnect particles.)

       --                --   Method and Apparatus for Handling                08/440,497        5/10/95
                              Electronic Devices

                              (A preciser or handler with spaced
                              dividers and ridges forming a test site
                              array of recesses.)

       --                --   Method and Apparatus of Handling                 08/855,964        5/14/97
                              Electronic Devices

                              (A method of testing electronic devices
                              using a handler and test board with probe array.)

       --                --   Spiral Leaf Spring Contact                         ???             5/15/97

                              Spiral Leaf Spring Contact                       PCT/US             6/6/97
                                                                              97/09899

                              Method of Joining Surfaces with                  08/854,107         5/9/97
                              Patternable Adhesive and Particle Matrix

                              (Method of joining substrates using
                              patterned coatings of a mixture of
                              adhesive and particles.)

       --                --   High Ionic Flow Rate Plating Process and
                              Apparatus

                              (A latch apparatus for high ionic
                              apparatus for high ionic electro-coating substrates with metal and particles.)

                              Electroplating Process

                              (Apparatus for high ionic continuous
                              electro-coating of substrates with metal and particles.)

========================================================================================================
   Patent                                                                      Serial           File
   Number       Issue Date                 Title (Subject)                     Number           Date
------------   ------------   ------------------------------------------    -------------   ------------

                              Method and Apparatus for Conductivity
                              Joining Components

                              (Conductive tape.)
========================================================================================================